Exhibit 5

                     Opinion of Pitney, Hardin, Kipp & Szuch

                          PITNEY, HARDIN, KIPP & SZUCH
                                    (MAIL TO)
                                  P.O. BOX 1945
                        MORRISTOWN, NEW JERSEY 07962-1945
                                     ------
                                  (DELIVERY TO)
                                200 CAMPUS DRIVE
                       FLORHAM PARK, NEW JERSEY 07932-0950
                                 (201) 966-6300
                            FACSIMILE (201) 966-1550


                                                                   May 11, 1998
Bush Boake Allen Inc.
7 Mercedes Drive
Montvale, New Jersey 07645

            Re: Registration Statement on Form S-8
                Directors' Stock Option Plan

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Bush Boake Allen Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 100,000 shares of Common Stock of the Company, $1.00 par value (the "Shares") issuable pursuant to awards granted under the Directors' Stock Option Plan (the "Plan").

         We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Certificate of Incorporation and By-laws of the Company, as currently in effect, and relevant resolutions of the Board of Directors of the Company; and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

         In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

         Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, and the Shares shall have been duly issued in the manner contemplated by the Registration Statement and the Plan, the Shares will be legally issued, fully paid and non-assessable.

         The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Virginia, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We hereby consent to use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,



                                         PITNEY, HARDIN, KIPP & SZUCH